EXHIBIT 3.5

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of	Document Number 20100536319-20
Filing Date and Time
	Ross Miller	07/20/2010 4:02 PM
	Secretary of State State of Nevada	Entity Number E0343302010-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT			ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	AMHN, INC.
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: PARACORP INCORPORATED
Name
☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity
	(name and address below)	(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address		City			Zip Code
Nevada
	Mailing Address (if different from street address)		City			Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 60,000,000	Par value per share:	$ 0.001	Number of shares without par value:		0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Robert Cambridge
Name
	100 N. First Street, Suite 104		Burbank		CA	91502
	Street Address		City		State	Zip Code
2) Charles Richardson
Name
	100 N. First Street, Suite 104		Burbank		CA	91502
	Street Address		City		State	Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: All legal purposes existing under the laws of the State of Nevada.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Robert Cambridge		X
	Name		Incorporator Signature
	100 N. First Street, Suite 104		Burbank		CA	91502
	Address		City		State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
	X				July 20, 2010
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity				Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles Revised: 4-10-09

ARTICLES OF INCORPORATION

OF

AMHN, INC.

The undersigned incorporator hereby forms a corporation pursuant to Chapter 78 of the Nevada Revised Statutes (“NRS”):

ARTICLE I

CORPORATE NAME

The name of the corporation is AMHN, Inc.

ARTICLE II

REGISTERED AGENT

The registered agent for the corporation in the State of Nevada is Paracorp Incorporated, 318 N. Carson Street, Suite 208, Carson City, Nevada 87901.

ARTICLE III

DURATION AND PURPOSE

The duration of the corporation shall be perpetual. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock that the Corporation has the authority to issue is Sixty Million (60,000,000) shares of which Fifty Million (50,000,000) shares will be designated common stock, $0.001 par value per share (“Common Stock”) and Ten Million (10,000,000) shares will be designated preferred stock, $0.001 par value per share (“Preferred Stock”).

The Ten Million (10,000,000) shares of Preferred Stock may be designated from time to time in one or more series upon authorization of the corporation’s board of directors. The corporation’s board of directors, without further approval of the corporation’s shareholder, will be authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of Preferred Stock so designated.

ARTICLE V

DIRECTORS

The business of the corporation shall be managed by or under the direction of the corporation’s board of directors. The corporation must maintain at least one director at all times and initially sets the number of director at four members. The number of individuals comprising the corporation’s board of directors shall be fixed upon resolution of the board of directors and may be increased or decreased from time to time in the manner provided in the corporation’s bylaws. The names of the corporation’s initial board of directors are listed below. Except as otherwise listed, the address of each person is c/o AMHN, Inc., 100 North First Street, Suite 104, Burbank, California 91502.

Robert Cambridge, Chairman

Charles Richardson

Kimberly Sarubbi

Andrew Golden

ARTICLE VI

INCORPORATOR

The name and mailing address of the incorporator of the corporation is Robert Cambridge, c/o AMHN, Inc., 100 North First Street, Suite 104, Burbank, California 91502.

ARTICLE VII

BYLAWS

The corporation’s board of directors shall adopt the initial bylaws of the corporation. The corporation’s board of directors shall also have the power to alter, amend or repeal the bylaws, or to adopt new bylaws, except as otherwise provided in the bylaws.

ARTICLE VIII

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

No director or officer of the corporation shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any act by such director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud, or a known violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the NRS. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitations on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX

INDEMNIFICATION

The corporation shall, to the fullest extent permitted by the provisions of 78.502 of the NRS, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the corporation's bylaws, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity whole holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

The undersigned, being the incorporator hereinbefore named for the purpose of forming the corporation in the State of Nevada pursuant the NRS, makes and files these Articles of Incorporation, declaring and certifying that the facts herein stated are true.

Robert Cambridge, Incorporator

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

On the 20th day of July, 2010, Robert Cambridge personally appeared before me, who being by me first duly sworn, declared that he is the person who signed the foregoing document as the incorporator and that the statements herein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 20th day of July, 2010.

Notary Public

My Commission Expires:

3

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California		}
County of	Los Angeles

on	20 July 2010	before me,	Vivian L. Brooks, Notary Public
	Date		Here Insert Name and Title of the Officer

personally appeared	Robert K. Cambridge
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorised capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature
Place Notary Seal Above	Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:	Articles of Corporation

Document Date:	20 July 2010	Number of Pages:	4

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s)

Signer’s Name:

☐ Individual
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General

☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator	RIGHT THUMBPRINT OF SIGNER
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☐ Other:

Signer Is Representing:

Signer’s Name:

☐ Individual
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General

☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator	RIGHT THUMBPRINT OF SIGNER
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☐ Other:

Signer Is Representing:

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